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As filed with the Securities and Exchange Commission on February 8, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ironwood Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3404176 (I.R.S. Employer Identification Number)

301 Binney Street
Cambridge, Massachusetts 02142
(617) 621-7722
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Halley E. Gilbert
Vice President & General Counsel
Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
(617) 621-7722
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:

Paul M. Kinsella
Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Class A common stock, $0.001 par value per share, of Ironwood Pharmaceuticals, Inc.

(1)
This registration statement covers an indeterminate amount of Class A common stock as may from time to time be offered hereunder at indeterminate prices.

(2)
In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis.

PROSPECTUS

IRONWOOD PHARMACEUTICALS, INC.

Class A Common Stock

        We may offer and sell, or facilitate the resale of, shares of our Class A common stock from time to time. We will provide specific offering terms in supplements to this prospectus. The prospectus supplements may also add, update or change information contained or incorporated by reference in this document. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplements, along with the additional information described under the heading "Where You Can Find More Information," before making an investment decision.

        The shares of our Class A common stock may be sold directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.

        Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol "IRWD."

        Investing in these securities involves substantial risk. Please see "Risk Factors" on page 3.

        The address of our principal executive offices is 301 Binney Street, Cambridge, Massachusetts 02142, and the telephone number at our principal executive offices is (617) 621-7722.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2012

ABOUT THIS PROSPECTUS

        Each time we offer securities using this prospectus, we will provide the number of shares and offering price in a supplement to this prospectus. The prospectus supplements also may add, update or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will be offering shares. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Ironwood," "we," "us" and "our" refer to Ironwood Pharmaceuticals, Inc.

RISK FACTORS

        For a discussion of the factors you should carefully consider before deciding to purchase any shares, please review "Part II, Item 1A—Risk Factors" in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference in this prospectus, as that disclosure has been updated by subsequent periodic reports, as well as the "Risk Factors" section in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

        The SEC's rules allow us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

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  Annual Report on Form 10-K for the year ended December 31, 2010;

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  Definitive Proxy Statement on Schedule 14A, filed on April 27, 2011 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010);

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

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  Current Reports on Form 8-K filed on February 7, 2011, March 9, 2011, April 8, 2011, May 25, 2011, May 31, 2011, June 13, 2011, August 11, 2011, September 29, 2011, October 20, 2011 and January 4, 2012; and

  •
  The description of our Class A common stock contained in our Registration Statement on Form 8-A, originally filed with the SEC on February 1, 2010, as amended by any amendment or report filed for the purpose of updating such description.

        You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Corporate Communications
Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, MA 02142
(617) 621-7722

        These filings are also made available, free of charge, on our website at www.ironwoodpharma.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

        This prospectus constitutes a part of a registration statement on Form S-3, referred to herein, including all amendments and exhibits, as the Registration Statement, that we have filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC's website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

IRONWOOD PHARMACEUTICALS, INC.

        We are an entrepreneurial pharmaceutical company that discovers, develops and intends to commercialize differentiated medicines that improve patients' lives. In order to be successful, we will need to overcome the enormous challenges inherent in the pharmaceutical product development model. Developing a novel therapeutic agent can take a decade or more and cost hundreds of millions of dollars, and most drug candidates fail to reach the market. We recognize that most companies undertaking this endeavor fail, yet despite the significant risks and our own experiences with multiple failed drug candidates, we are enthusiastic and passionate about our mission to deliver differentiated medicines to patients. To achieve our mission, we are building a team, a culture and processes centered on creating and marketing important new drugs. If we are successful getting medicines to patients and generating substantial returns for our stockholders, we plan to reinvest a portion of our future cash flows into our research and development efforts in order to accelerate and enhance our ability to bring new products to market. If we meet our goals, we hope to earn the right to continue building an enduring pharmaceutical company, an outstanding business that will thrive well beyond our lifetimes.

        We are pioneers in the area of guanylate cyclase type-C, or GC-C, agonists and in the science and treatment of gastrointestinal diseases. Our development team has substantial expertise with the pharmacological profile associated with GC-C agonists, and they are complemented by our global operations and commercial teams that have significant experience in the associated therapeutic modalities. We believe that linaclotide, our GC-C agonist being developed for the treatment of patients with irritable bowel syndrome with constipation, or IBS-C, and chronic constipation, or CC, could present patients and healthcare practitioners with a unique therapy for a major medical need not yet met by existing therapies. IBS-C and CC are gastrointestinal disorders that affect millions of sufferers worldwide, according to our analysis of studies performed by N.J. Talley (published in 1995 in the American Journal of Epidemiology), P.D.R. Higgins (published in 2004 in the American Journal of Gastroenterology) and A.P.S. Hungin (published in 2003 in Alimentary Pharmacology and Therapeutics) as well as 2007 U.S. census data. Linaclotide was designed by Ironwood scientists to target the defining attributes of IBS-C: abdominal pain, discomfort, bloating and constipation. Linaclotide acts locally in the gut with no detectable systemic exposure in humans at therapeutic doses. Linaclotide is our only product candidate that has demonstrated clinical proof of concept.

USE OF PROCEEDS

        The use of proceeds from the disposition of the securities covered by this prospectus will be as set forth in the applicable prospectus supplement.

DESCRIPTION OF CLASS A COMMON STOCK

General

        The following is a summary of the material rights of our capital stock and related provisions of our certificate of incorporation and bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our eleventh amended and restated certificate of incorporation and fifth amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part, as well as our eighth amended and restated investors' rights agreement that is currently in effect and which we have included as an exhibit to the registration statement of which this prospectus is a part.

        Our eleventh amended and restated certificate of incorporation provides that we have two series of common stock: one series we call our Class A common stock and the other series we call our Class B common stock. As described below and in our eleventh amended and restated certificate of incorporation, the dual class common stock structure will remain in place at least until 2018 (and potentially until 2038), during the critical period when we expect to be building our commercial capabilities, launching linaclotide, and investing in our development pipeline.

        This dual class structure is a fundamental element of our overall strategy to seek to maximize shareholder value over the long-term. Holders of our Class A and Class B common stock have identical rights, except that, in certain circumstances as described below, holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. The breadth of our Class B stockholder group should ensure that significant decisions about our independence are made within a context of diverse opinions and interests.

        Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Shares of Class B common stock can be sold at any time and, subject to limited exceptions, irrevocably convert to shares of Class A common stock upon sale or transfer. Therefore, we expect that over time, the Class B stockholder class will diminish as a percentage of our total shares outstanding, and that the remaining Class B shares will be concentrated in the hands of our longest term stockholders.

        Our authorized capital stock consists of 675,000,000 shares, each with a par value of $0.001 per share, of which:

  •
  500,000,000 shares are designated as Class A common stock.

  •
  100,000,000 shares are designated as Class B common stock.

  •
  75,000,000 shares are designated as preferred stock.

        As of February 6, 2012, we had 62,623,097 shares of Class A common stock outstanding and 38,175,539 shares of Class B common stock outstanding.

Voting Rights

        Each share of Class A common stock and each share of Class B common stock has one vote per share, except on the following matters (in which each share of Class A common stock has one vote per share and each share of Class B common stock has ten votes per share), if submitted to a vote of stockholders:

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  adoption of a merger or consolidation agreement involving Ironwood;

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  a sale, lease or exchange of all or substantially all of Ironwood's assets;

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  a dissolution or liquidation of Ironwood; or

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  every matter, if and when any individual, entity or "group" (as such term is used in Regulation 13D of the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined.

        Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. Our certificate of incorporation provides that any increase in the number of authorized shares of either our Class A common stock or our Class B common stock may be approved by a majority of our Class A common stock and Class B common stock, voting together as a single class. Our certificate of incorporation requires that a majority of the Class B common stock approve further issuances of shares of Class B common stock, subject to certain exceptions, or any amendment to our certificate of incorporation. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

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  If we amended our certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

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  If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

        We have not provided for cumulative voting for the election of directors in our certificate of incorporation. Because our certificate of incorporation does provide for plurality voting for the election of directors, a director may be elected even if less than a majority of the votes cast are in favor of such election.

Dividends

        Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock will be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock will receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock will receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

        We have never declared or paid any cash dividends on our capital stock, and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

Liquidation Rights

        Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock will be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Conversion

        Our Class A common stock is not convertible into any other shares of our capital stock.

        Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock.

        In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

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  transfers for tax and estate planning purposes, including to trusts, corporations, partnerships or other legal entities in which the holder of Class B common stock retains the voting control over such shares;

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  transfers to a family member or to another legal entity for the benefit of the family member;

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  transfers to any person directly or indirectly controlling, controlled by or under common control with the holder of Class B common stock; and

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  if the holder of Class B common stock is a partnership, transfers to any general partner of the partnership who also is a director of Ironwood at that time.

        The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock into Class A common stock unless, as a result of the death of such holder, the shares of Class B common stock transfer to one or more of the entities described in the preceding bulleted list.

        Furthermore, each share of Class B common stock will convert automatically into one share of Class A common stock upon the earliest of the following:

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  the later of (1) the first date on which the number of shares of Class B common stock then outstanding is less than 19,561,556, or (2) December 31, 2018;

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  December 31, 2038; or

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  a date agreed to in writing by the holders of at least a majority of then outstanding shares of Class B common stock.

        Once converted into Class A common stock, the Class B common stock will be retired and will not be reissued.

Preferred Stock

        Our board of directors has the authority, without approval by the stockholders, to issue up to a total of 75,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. However, such shares of preferred stock would not convert into shares of Class B common stock without the prior consent of our board. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Ironwood and might harm the market price of our common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

        The holders of our Class B common stock issued upon conversion of our preferred stock at our initial public offering are entitled to rights with respect to the registration under the Securities Act of shares of Class A common stock into which their shares of Class B common stock converts. These registration rights are contained in our eighth amended and restated investors' rights agreement and are described below. The registration rights under the investors' rights agreement will expire five years following the completion of our initial public offering, or, with respect to an individual holder, when such holder holds less than 1% of the number of outstanding shares of Class B common stock and is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any 90 day period.

Demand Registration Rights

        The holders of shares of common stock having demand registration rights under the investors' rights agreement have the right to require that we register their shares of Class A common stock into which their shares of Class B common stock converts, provided such registration relates to not less than 20% in aggregate of our then outstanding shares of Class B common stock having demand registration rights and the anticipated aggregate offering price to the public is at least $5,000,000. In response to these demand registration rights, we are only obligated to effect two registrations for each series of our outstanding preferred stock that were converted into Class B common stock upon the completion of our initial public offering. We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with the exercise of these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, the stockholders with piggyback registration rights under the investors' rights agreement have the right to include their shares in the registration, subject to specified exceptions. In accordance with the terms of the investors' rights agreement, we have received a waiver of these piggyback registration rights with respect to the registration for this offering. The underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with the exercise of these piggyback registration rights.

S-3 Registration Rights

        If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the investors' rights agreement can request that we register their shares, provided that the total price of the shares of common stock offered to the public is at least $500,000. These S-3 registration rights are wholly distinct from the demand registration rights and piggyback registration rights described above. A holder of S-3 registration rights may not require us to file a registration statement on Form S-3 if we have already effected two registrations on Form S-3 at the request of such holder in the last 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The holders of S-3 registration rights must pay all expenses associated with any registrations on Form S-3 after the first six registrations on Form S-3.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members and pre-initial public offering employees. These provisions, which are summarized below, encourage persons seeking to acquire control of us to first negotiate with our board of directors and the holders of our capital stock.

Dual Class Common Stock Structure

        As discussed above, our Class B common stock has ten votes per share in change of control transactions, while our Class A common stock has one vote per share. Because of our dual class common stock structure, holders of our Class B common stock (and their affiliates) will continue to be able to control all matters submitted to our stockholders for approval even if they come to own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limits on Ability of Stockholders to Act by Written Consent

        We have provided in our certificate of incorporation that our stockholders may not act by written consent other than in matters that require a separate series vote of the Class B common stock. In addition, our certificate of incorporation also requires that special meetings of stockholders be called only by our board of directors, our chairman, our chief executive officer or our president if there is no chief executive officer. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

Staggered Board of Directors

        Nine individuals currently serve on our board of directors, which is divided into three classes. At each annual meeting of stockholders, a class of directors is to be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of our board of directors will be elected each year. Our certificate of incorporation authorizes our board of directors to fix the number of directors from time to time by a resolution of the majority of our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Between stockholder meetings, directors may be removed by our stockholders only for cause, and the board of directors may appoint new directors to fill the vacancies. These provisions may prevent a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our Class A common stock.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person's affiliates and associates (i) owns 15% or more of a corporation's voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation's voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of Class A common stock held by our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Listing

        Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol "IRWD."

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S.
HOLDERS OF COMMON STOCK

        The following is a summary of certain material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. This summary is limited to the tax consequences to those persons who hold our common stock as capital assets within the meaning of Section 1221 of the Code.

        This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, certain estate and gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

        This summary is for general information only. Non-U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income and estate taxation, state, local and non-U.S. taxation and other tax consequences to them of the purchase, ownership and disposition of our common stock, as well as the application of state, local and non-U.S. income and other tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of common stock that for U.S. federal income tax purposes is not:

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  an individual who is a citizen or resident of the U.S.,

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  a corporation (or other entity taxable as a corporation) created or organized under the laws of the U.S., any state thereof, or the District of Columbia,

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  an estate the income of which is subject to U.S. federal income tax regardless of its source, or

  •
  a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) a valid election to be treated as a U.S. person is in effect with respect to such trust.

        If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds common stock, the tax treatment of a partner in the partnership generally will depend upon the partner's tax status and upon the activities of the partnership. Accordingly, partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes that hold our common stock and partners in such partnerships should consult their tax advisors.

  Distributions on Our Common Stock

        As discussed under "Dividends" above, we do not currently expect to pay dividends. In the event that we do make a distribution of cash or property with respect to our common stock, any such distributions will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder's tax basis in our common stock and thereafter as capital gain from the sale or exchange of such stock. Any such distribution would also be subject to the discussion below under the section titled "Additional withholding and information reporting requirements." Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or our agent, as the case may be, with a properly executed:

  1.
  IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, a reduction in withholding under an applicable income tax treaty, or

  2.
  IRS Form W-8ECI (or successor form) stating that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. tax rates as described below).

        The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

        Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        If dividends are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if such Non-U.S. Holder is a non-U.S. corporation and dividends are effectively connected with its U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment), such Non-U.S. Holder may be subject to an additional "branch profits tax" equal to 30% (unless reduced by an applicable income treaty) in respect of such effectively-connected income.

        If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

  Disposition of Our Common Stock

        Subject to the discussion below under the section titled "Additional withholding and information reporting requirements", in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other taxable disposition of a share of our common stock, unless:

  •
  the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment);

  •
  the Non-U.S. Holder is a nonresident alien who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other conditions; or

  •
  we are or have been a "United States real property holding corporation," as defined in the Code (a "USRPHC"), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder's holding period in the share of our common stock.

        We believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock so long as our common stock continues to be regularly traded on an established securities market and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition and the holder's holding period.

        If a Non-U.S. Holder is engaged in a trade or business in the U.S. and gain recognized by the Non-U.S. Holder on a sale or other disposition of our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. Additionally, a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" imposed at a rate of 30% (or, if applicable, a lower income tax treaty rate). Non-U.S. Holders whose gain from dispositions of our common stock may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the purchase, ownership and disposition of our common stock.

        A nonresident alien who is subject to U.S. federal income tax because such individual was present in the United States for 183 days or more in the taxable year of the taxable disposition of our common stock will be subject to a flat 30% tax on the gain derived from such disposition, which may be offset by U.S. source capital loss.

  Additional withholding and information reporting requirements

        Recent legislation generally will impose withholding at a rate of 30% on payments to certain foreign entities (including financial intermediaries), including dividends on and the gross proceeds from dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements that are different from, and in addition to, the certification requirements described above under "Distributions on Our Common Stock" have been satisfied (generally relating to ownership by U.S. persons of interests in or accounts with those entities). The withholding rules apply to payments of dividends on U.S. common stock beginning January 1, 2014, and to gross proceeds from dispositions of U.S. common stock beginning January 1, 2015. The IRS's guidance with respect to these rules is only preliminary, and the scope of these rules remains unclear and potentially subject to material changes. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

  Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS and to each Non-U.S. Holder certain information including the Non-U.S. Holder's name, address and taxpayer identification number, the aggregate amount of distributions on our common stock paid to that Non-U.S. Holder during the calendar year and the amount of tax withheld, if any.

        Backup withholding tax is imposed on dividends and certain other types of payments to certain U.S. persons (currently at a rate of 28% and scheduled to increase to 31% for taxable years 2013 and thereafter). In general, backup withholding tax will not apply to payments of dividends on common stock or proceeds from the sale of common stock payable to a Non-U.S. Holder if the certification described above in "Distributions on Our Common Stock" is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to distributions even if an exemption from backup withholding is established. Copies of any information returns reporting the distributions to a Non-U.S. Holder and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

        Non-U.S. Holders are urged to consult their own tax advisors regarding their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding.

  U.S. Federal Estate Tax

        Common stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death generally will be included in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate or other tax treaty provides otherwise.

 PLAN OF DISTRIBUTION

General

        The shares may be sold:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  to or through one or more underwriters without a syndicate;

  •
  through dealers or agents; or

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each offering will describe, to the extent required, information with respect to that offering, including:

  •
  the name or names of any underwriters and the respective amounts underwritten;

  •
  the sale price and the proceeds from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any material relationships with the underwriters.

Underwriters

        If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the shares. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these shares will be subject to conditions, and the underwriters will be obligated to purchase all of these shares if any are purchased.

        The shares subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

        We may sell shares through agents designated by us from time to time. We will name any agent involved in the offer or sale of these shares and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

        We may sell shares directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable shares.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of shares against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

Secondary Sales

        Shares of our Class A common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, our counsel Ropes & Gray, LLP, Boston Massachusetts, will pass upon the validity of the shares of Class A common stock offered by this prospectus.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements as of December 31, 2010 are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts are estimated.

SEC registration fee		(1)
Trustees' fees and expenses		(2)
Printing and engraving fees		(2)
Legal fees and expenses	$25,000
Accounting fees and expenses	$12,500
Stock exchange listing fees		(2)
Miscellaneous		(2)

Total		(2)

(1)
Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.

(2)
Not presently known.

Item 15.    Indemnification of Directors and Officers.

        The registrant's certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as a director or officer.

        Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation. The registrant's certificate of incorporation and bylaws provide that it shall indemnify its directors and officers and may indemnify its employees and other agents to the maximum extent permitted by the law.

        The registrant has entered into indemnification agreements with its directors and certain of its officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

        Also see "Undertakings."

Item 16.    Exhibits.

Exhibit No.		Description
1.1	†	Form of Underwriting Agreement.

4.1		Eleventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Ironwood Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010).

4.2		Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Ironwood Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010).

4.3		Eighth Amended and Restated Investors' Rights Agreement, dated as of September 1, 2009, by and among Ironwood Pharmaceuticals, Inc., the Founders and the Investors named therein (incorporated by reference to Exhibit 4.2 on Form S-1, as amended, filed with the SEC on November 20, 2009).

5.1	*	Opinion of Ropes & Gray LLP.

23.1	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	*	Powers of Attorney (included on the signature page to this Registration Statement).

*
Filed herewith.

†
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that:

      (A)
      Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

      (B)
      Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (C)
      Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Ironwood Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on February 8, 2012.

IRONWOOD PHARMACEUTICALS, INC.
By:	/s/ PETER M. HECHT
	Name:	Peter M. Hecht
	Title:	Chief Executive Officer

 SIGNATURES AND POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Ironwood Pharmaceuticals, Inc., a Delaware corporation, hereby severally constitute Peter M. Hecht, Ph.D., and Michael J. Higgins, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Ironwood Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ PETER M. HECHT Peter M. Hecht	Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2012
/s/ MICHAEL J. HIGGINS Michael J. Higgins	Senior Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	February 8, 2012
/s/ BRYAN E. ROBERTS Bryan E. Roberts	Chairman of the Board	February 8, 2012
/s/ GEORGE H. CONRADES George H. Conrades	Director	February 8, 2012
/s/ JOSEPH C. COOK, JR. Joseph C. Cook, Jr.	Director	February 8, 2012
/s/ DAVID A. EBERSMAN David A. Ebersman	Director	February 8, 2012
/s/ MARSHA H. FANUCCI Marsha H. Fanucci	Director	February 8, 2012
/s/ TERRANCE G. MCGUIRE Terrance G. McGuire	Director	February 8, 2012

Signature	Title	Date

/s/ DAVID E. SHAW David E. Shaw	Director	February 8, 2012
/s/ CHRISTOPHER T. WALSH Christopher T. Walsh	Director	February 8, 2012

EXHIBIT INDEX

Exhibit No.		Description
1.1	†	Form of Underwriting Agreement.
4.1
Eleventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Ironwood Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010).
4.2
Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Ironwood Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010).
4.3
Eighth Amended and Restated Investors' Rights Agreement, dated as of September 1, 2009, by and among Ironwood Pharmaceuticals, Inc., the Founders and the Investors named therein (incorporated by reference to Exhibit 4.2 on Form S-1, as amended, filed with the SEC on November 20, 2009).

5.1	*	Opinion of Ropes & Gray LLP.

23.1	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	*	Powers of Attorney (included on the signature page to this Registration Statement).

*
Filed herewith.

†
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.